As filed with the Securities and Exchange Commission on January 27, 2011

Registration No. 333-171662

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InterXion Holding N.V.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Netherlands	4813	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Tupolevlaan 24

1119 NX Schiphol-Rijk

The Netherlands

+31 20 880 7600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

United States

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey C. Cohen	David Beveridge
Scott I. Sonnenblick	Michael Schiavone
Linklaters LLP	Shearman & Sterling LLP
1345 Avenue of the Americas	599 Lexington Avenue
New York, N.Y. 10105	New York, N.Y. 10022
Phone: (212) 903-9000	Phone: (212) 848-4000
Fax: (212) 903-9100	Fax: (212) 848-7179

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form F-1 is being filed solely for the purpose of filing amended Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.	Indemnification of Directors and Officers

Under our proposed Articles, we are required to indemnify each current and former member of our Board (and our managing and supervisory boards before our adoption of a one-tier board structure) who was or is involved, in that capacity, as a party to any actions or proceedings, against all conceivable financial loss or harm suffered in connection with those actions or proceedings, provided that such a person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonably cause to believe his conduct to be unlawful or outside his mandate.

Item 7.	Recent Sales of Unregistered Securities

The information below sets forth the date of issuance, title, amount and purchasers of, and consideration paid for, the Registrant’s securities sold within the last three years that were not registered under the U.S. Securities Act. The securities listed below were either offered or sold in the United States to qualified institutional buyers (“QIBs”) in accordance with Rule 144A under the U.S. Securities Act (“Rule 144A”) and outside the United States in accordance with Regulation S under the U.S. Securities Act (“Regulation S”).

Date of Sale or Issuance	Title	Aggregate Principal Amount of Securities Sold	Consideration	Exemption from Registration Claimed	Use of Proceeds	Underwriters
June 13, 2007	Preferred Shares	€14,565,926	€14,565,926	Rule 701	Working capital	N/A

August 23, 2007	Preferred Shares	Included with June 13, 2007 issue	Included with June 13, 2007 issue	Rule 701	Working capital	N/A

October 13, 2008	Ordinary Shares	€1,760,709	€1,760,709	Rule 701	Working capital	N/A

July 15, 2009	Ordinary Shares	Included with October 13, 2008 issue	Included with October 13, 2008 issue	Rule 701	Working capital	N/A

February 12, 2010	€200,000,000 9.50% Senior Secured Notes due 2017	€200,000,000	€192,777,000	Rule 144A and Regulation S under the Securities Act	A portion of the net proceeds were used to repay amounts outstanding under then- existing credit facilities and the remainder was used for general corporate purposes	Citigroup Global Markets Limited, Merrill Lynch International, Credit Suisse Securities (Europe) Limited, Barclays Bank PLC and ING Bank N.V., London Branch

Date of Sale or Issuance	Title	Aggregate Principal Amount of Securities Sold	Consideration	Exemption from Registration Claimed	Use of Proceeds	Underwriters
November 11, 2010	€60,000,000 9.50% Senior Secured Notes due 2017	€60,000,000	€62,120,000	Rule 144A and Regulation S under the Securities Act	A portion of the net proceeds were used primarily for general corporate purposes, including, without limitation, capital expenditure relating to expansion of existing data centers and construction of new data centers.	Citigroup Global Markets Limited, Merrill Lynch International, Credit Suisse Securities (Europe) Limited, Barclays Bank PLC and ABN AMRO Bank N.V.
December 22, 2010	Ordinary Shares	€5,456	€5,456	Rule 701	Working Capital	N/A

Item 8.	Exhibits

(a)	The following documents are filed as part of this Registration Statement:

1.1#	Form of Underwriting Agreement.

3.1#	Form of Articles of Association of InterXion Holding N.V., as amended, dated as of .

3.2#	Form of Bylaws of InterXion Holding N.V. dated as of .

4.1#	Indenture dated as of February 12, 2010 among InterXion Holding N.V., InterXion Nederland B.V., InterXion HeadQuarters B.V.; InterXion Carrier Hotel (UK) Ltd and InterXion Deutschland GmbH, The Bank of New York Mellon, London Branch, The Bank of New York Mellon (Luxembourg) S.A. and Barclays Bank PLC.

4.2#	Form of Registration Rights Agreement among InterXion Holding N.V., Chianna Investment N.V., Lamont Finance N.V. and Baker Communications Fund II, L.P.

5.1	Opinion of Linklaters LLP regarding legality of ordinary shares and certain Dutch tax matters included in the prospectus.

8.1#	Opinion of Linklaters LLP regarding certain U.S. tax matters included in the prospectus.

10.1#	Senior Multicurrency Revolving Facility Agreement dated as of February 1, 2010 among InterXion Holding N.V., Barclays Bank PLC, Citigroup Global Markets Limited, ABN AMRO Bank N.V. (as successor to Fortis Bank (Nederland) N.V.), Merrill Lynch International, Credit Suisse AG, London Branch and Jefferies Finance LLC.

10.2#	Amendment Letter to the Senior Multicurrency Revolving Facility Agreement dated November 3, 2010 between InterXion Holding N.V. and Barclays Bank PLC

10.3†#	Lease Agreement between InterXion Österreich GmbH and S-Invest Beteiligungsgesellschaft mbH dated January 1, 2000 as amended by the Supplement to the Floridsdorf Technology Park Lease dated November 13, 2007.

10.4†#	Lease Agreement among InterXion Holding N.V., InterXion Belgium N.V. and First Cross Roads dated June 25, 2001.

10.5†#	Lease Agreement between InterXion HeadQuarters B.V. and Keops A/S dated May 1, 2000.

10.6†#	Lease Agreement between InterXion France Sarl and SCI 43 Rue du Landy dated June 29, 2007 as amended by the Amendment to the Lease Agreement dated October 26, 2007.

10.7†#	Lease Agreement between InterXion France Sarl and SCI 43 Rue du Landy dated April 28, 2006.

10.8†#	Lease Agreement between InterXion Holding B.V. and GiP Gewerbe im Park GmbH dated January 29, 1999 as amended by Supplement No. 15 to the Lease Agreement dated November 30, 2009.

10.9†#	Lease Agreement between InterXion France Sarl and ICADE dated December 23, 2008.

10.10†#	Lease Agreement between InterXion Nederland B.V. and VastNed Industrial B.V. dated November 4, 2005.

10.11†#	Lease Agreement between InterXion Nederland B.V. and VA No. 1 (Point of Logistics) B.V. dated May 14, 2007.

10.12†#	Lease Agreement between InterXion Carrier Hotel S.L. and Naves y Urbanas Andalucia S.A. dated March 20, 2000 as amended by the Annex to the Lease Agreement dated March 15, 2006.

10.13†#	Lease Agreement among InterXion Holding N.V., InterXion Carrier Hotel Limited and Eliahou Zeloof, Amira Zeloof, Ofer Zeloof and Oren Zeloof dated February 23, 2000.

10.14#	Intercreditor Agreement among InterXion Holding N.V., Barclays Bank PLC, The Bank of New York Mellon, London Branch and others named therein dated February 12, 2010.

10.15#	Additional Intercreditor Agreement among InterXion Holding N.V., Barclays Bank PLC, The Bank of New York Mellon, London Branch and others named therein dated November 11, 2010.

10.16#	InterXion Holding N.V. Fifth Amended and Restated Shareholders Agreement dated December 24, 2009.

10.17#	Deed of Pledge of Shares among InterXion Holding N.V., InterXion Operational B.V. and Barclays Bank PLC dated June 15, 2010

10.18†#	Lease/Loan Agreement between Alpine Finanz Immobilien AG, InterXion (Schweiz) AG and InterXion Holding N.V. dated March 13, 2009.

10.19#	Form of Shareholders Agreement among InterXion Holding N.V., Chianna Investment N.V., Lamont Finance N.V. and Baker Communications Fund II, L.P.

21.1#	Subsidiaries of InterXion Holding N.V. as of the date of this Prospectus.

23.1#	Consent of KPMG Accountants N.V.

23.2	Consent of Linklaters LLP (included in Exhibit 5.1 and 8.1).

23.3#	Consent of International Data Corporation.

23.4#	Consent of Jean F.H.P. Mandeville

24.1#	Power of Attorney (included in the signature page).

99.1#	Registrant’s Waiver Request and Representation under Item 8.A.4

Notes:

#	Previously filed.
†	Confidential treatment has been or will be requested for certain portions which are omitted in the copy of the exhibit filed with the SEC. The omitted information has been or will be filed separately with the SEC pursuant to an application for confidential treatment.

(b)	Financial Statement Schedules

None.

Item 9.	Undertakings

(a)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on this 27th day of January, 2011.

INTERXION HOLDING N.V.

/S/ DAVID RUBERG
David Ruberg Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DAVID RUBERG David Ruberg	Chief Executive Officer (Principal Executive Officer)	January 27, 2011

* M.V. “Josh” Joshi	Chief Financial Officer (Principal Financial and Accounting Officer)	January 27, 2011

* John Baker	Member of the Supervisory Board	January 27, 2011

* Robert M. Manning	Member of the Supervisory Board	January 27, 2011

* Peter E.D. Ekelund	Member of the Supervisory Board	January 27, 2011

* Cees van Luijk	Member of the Supervisory Board	January 27, 2011

* Paul Schroder	Member of the Supervisory Board	January 27, 2011

*By:	/S/ DAVID RUBERG
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1#	Form of Underwriting Agreement.

3.1#	Form of Articles of Association of InterXion Holding N.V., as amended, dated as of .

3.2#	Form of Bylaws of InterXion Holding N.V. dated as of .

4.1#	Indenture dated as of February 12, 2010 among InterXion Holding N.V., InterXion Nederland B.V., InterXion HeadQuarters B.V.; InterXion Carrier Hotel (UK) Ltd and InterXion Deutschland GmbH, The Bank of New York Mellon, London Branch, The Bank of New York Mellon (Luxembourg) S.A. and Barclays Bank PLC.

4.2#	Form of Registration Rights Agreement among InterXion Holding N.V., Chianna Investment N.V., Lamont Finance N.V. and Baker Communications Fund II, L.P.

5.1	Opinion of Linklaters LLP regarding legality of ordinary shares and certain Dutch tax matters included in the prospectus.

8.1#	Opinion of Linklaters LLP regarding certain U.S. tax matters included in the prospectus.

10.1#	Senior Multicurrency Revolving Facility Agreement dated as of February 1, 2010 among InterXion Holding N.V., Barclays Bank PLC, Citigroup Global Markets Limited, ABN AMRO Bank N.V. (as successor to Fortis Bank (Nederland) N.V.), Merrill Lynch International, Credit Suisse AG, London Branch and Jefferies Finance LLC.

10.2#	Amendment Letter to the Senior Multicurrency Revolving Facility Agreement dated November 3, 2010 between InterXion Holding N.V. and Barclays Bank PLC

10.3†#	Lease Agreement between InterXion Österreich GmbH and S-Invest Beteiligungsgesellschaft mbH dated January 1, 2000 as amended by the Supplement to the Floridsdorf Technology Park Lease dated November 13, 2007.

10.4†#	Lease Agreement among InterXion Holding N.V., InterXion Belgium N.V. and First Cross Roads dated June 25, 2001.

10.5†#	Lease Agreement between InterXion HeadQuarters B.V. and Keops A/S dated May 1, 2000.

10.6†#	Lease Agreement between InterXion France Sarl and SCI 43 Rue du Landy dated June 29, 2007 as amended by the Amendment to the Lease Agreement dated October 26, 2007.

10.7†#	Lease Agreement between InterXion France Sarl and SCI 43 Rue du Landy dated April 28, 2006.

10.8†#	Lease Agreement between InterXion Holding B.V. and GiP Gewerbe im Park GmbH dated January 29, 1999 as amended by Supplement No. 15 to the Lease Agreement dated November 30, 2009.

10.9†#	Lease Agreement between InterXion France Sarl and ICADE dated December 23, 2008.

10.10†#	Lease Agreement between InterXion Nederland B.V. and VastNed Industrial B.V. dated November 4, 2005.

10.11†#	Lease Agreement between InterXion Nederland B.V. and VA No. 1 (Point of Logistics) B.V. dated May 14, 2007.

10.12†#	Lease Agreement between InterXion Carrier Hotel S.L. and Naves y Urbanas Andalucia S.A. dated March 20, 2000 as amended by the Annex to the Lease Agreement dated March 15, 2006.

10.13†#	Lease Agreement among InterXion Holding N.V., InterXion Carrier Hotel Limited and Eliahou Zeloof, Amira Zeloof, Ofer Zeloof and Oren Zeloof dated February 23, 2000.

Exhibit Number	Description of Document

10.14#	Intercreditor Agreement among InterXion Holding N.V., Barclays Bank PLC, The Bank of New York Mellon, London Branch and others named therein dated February 12, 2010.

10.15#	Additional Intercreditor Agreement among InterXion Holding N.V., Barclays Bank PLC, The Bank of New York Mellon, London Branch and others named therein dated November 11, 2010.

10.16#	InterXion Holding N.V. Fifth Amended and Restated Shareholders Agreement dated December 24, 2009.

10.17#	Deed of Pledge of Shares among InterXion Holding N.V., InterXion Operational B.V. and Barclays Bank PLC dated June 15, 2010.

10.18†#	Lease/Loan Agreement between Alpine Finanz Immobilien AG, InterXion (Schweiz) AG and InterXion Holding N.V. dated March 13, 2009.

10.19#	Form of Shareholders Agreement among InterXion Holding N.V., Chianna Investment N.V., Lamont Finance N.V. and Baker Communications Fund II, L.P.

21.1#	Subsidiaries of InterXion Holding N.V. as of the date of this Prospectus.

23.1#	Consent of KPMG Accountants N.V.

23.2	Consent of Linklaters LLP (included in Exhibit 5.1 and 8.1).

23.3#	Consent of International Data Corporation.

23.4#	Consent of Jean F.H.P. Mandeville.

24.1#	Power of Attorney (included in the signature page).

99.1#	Registrant’s Waiver Request and Representation under Item 8.A.4

Notes:

#	Previously filed.
†	Confidential treatment has been or will be requested for certain portions which are omitted in the copy of the exhibit filed with the SEC. The omitted information has been or will be filed separately with the SEC pursuant to an application for confidential treatment.